资产评估资格证书

经审查，陕西德利信资产评估有限公司 符合《资产评估机构审批管理办法》及有关规定，准予从事资产评估业务，特发此证。

批 准 文 号：陕财办企[2007]87号

证 书 编 号：61070004

批 准 机 关：陕西省财政厅

发 证 时 间：二〇〇七年八月二十二日

序列号：00001635

中华人民共和国财政部统一印制